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                                                                  EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                       EFFECTIVE MANAGEMENT SYSTEMS, INC.
                            TO IFS ACQUISITION, INC.
                          A WHOLLY-OWNED SUBSIDIARY OF

                               IFS AMERICAS, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates (the "Share Certificates") evidencing shares of common stock, $.01 par value per share (the "Shares"), of Effective Management Systems, Inc., a Wisconsin corporation, are not immediately available, (ii) time will not permit all required documents to reach American Stock Transfer & Trust Company, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in
Section 1 of the Offer to Purchase (as defined below)) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                    American Stock Transfer & Trust Company

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
            By Mail:                 By Facsimile Transmission:      By Hand or Overnight Delivery:
   40 Wall Street, 46th Floor       (Eligible Institutions Only)       40 Wall Street, 46th Floor
    New York, New York 10005               (718) 234-5001               New York, New York 10005
 Attn: Reorganization Department                                     Attn: Reorganization Department
                                        Confirm by Telephone:
                                           (718) 921-8200
                                        For Information Call:
                                           (718) 921-8200
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     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION
OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

     The undersigned hereby tenders to IFS Acquisition Inc., a Wisconsin corporation, and a wholly owned subsidiary of IFS Americas, Inc., a Delaware corporation, upon terms and subject to the conditions set forth in the Offer to Purchase, dated September 8, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

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Number of Shares:                                    Name(s) of Record Holder(s):
---------------------------------------------------  ---------------------------------------------------
Certificate Nos. (if available):                     ---------------------------------------------------
---------------------------------------------------  Please Print
If Shares will be delivered by book-entry transfer,  Address:
provide the following information:                   ---------------------------------------------------
Account Number: -------------------------------      ---------------------------------------------------
                                                     Zip Code
                                                     Area Code and Tel. No.: -----------------------
                                                     Signature(s): ------------------------------------
                                                     ---------------------------------------------------
                                                     Dated: ------------------------------------, 1999
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                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), guarantees the delivery to the Depositary of the Shares tendered hereby, in proper form of transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents within three New York Stock Exchange trading days of the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing Shares to the Depositary within the time period set forth herein. Failure to do so could result in financial loss to such Eligible Institution.

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---------------------------------------------------  ---------------------------------------------------
Name of firm                                         Authorized Signature
---------------------------------------------------  ---------------------------------------------------
Address                                              Title
---------------------------------------------------  Name: -------------------------------------------
Zip Code                                             Please Type or Print
Area Code and Tel. No.: -----------------------      Date: ------------------------------------, 1999
                     DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED
                         DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR
                                         LETTER OF TRANSMITTAL.
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